UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue
 Omaha, Nebraska   68154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 669-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	AMTD	The Nasdaq Stock Market LLC Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.      Other Events.

As previously disclosed, on November 24, 2019, TD Ameritrade Holding Corporation, a Delaware corporation (“TD Ameritrade”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with The Charles Schwab Corporation, a Delaware corporation (“Schwab”), and Americano Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of Schwab (“Merger Subsidiary”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Subsidiary will merge with and into TD Ameritrade (the “Merger”), with TD Ameritrade surviving as a wholly owned subsidiary of Schwab.

Also as previously disclosed, TD Ameritrade and Schwab have agreed not to complete the Merger unless The Toronto-Dominion Bank (“TD Bank”) receives the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) pursuant to section 4 of the Bank Holding Company Act of 1956 (the “BHC Act”) to receive the merger consideration because TD Bank would be acquiring 5% or more of a class of voting shares of Schwab. In addition, the Merger Agreement provides that the obligation of Schwab to consummate the Merger is subject to the parties having received from the Federal Reserve Board a determination in form and substance reasonably satisfactory to Schwab or, as determined by Schwab in its sole discretion, other acceptable confirmation, that the consummation of the Merger will not result in Schwab either (i) being deemed to be “controlled” by TD Bank as that term is interpreted by the Federal Reserve Board under the BHC Act or the Home Owners’ Loan Act of 1933 (“HOLA”) or (ii) being deemed to be in “control” of any of the TD Subsidiary Banks (as defined in the Merger Agreement) as that term is interpreted by the Federal Reserve Board under the BHC Act or HOLA.

On September 30, 2020, the Federal Reserve Board issued its approval for TD Bank to acquire 5% or more of a class of voting shares of Schwab pursuant to section 4 of the BHC Act (the “Federal Reserve Order”). The Federal Reserve Order approving TD Bank’s “noncontrolling interest in Schwab” also stated that, based on certain representations and other information provided by TD Bank, the Federal Reserve Board would not view the proposed relationships between TD Bank and Schwab as triggering any presumption that Schwab is “controlled” by TD Bank under the BHC Act. On September 30, 2020, TD Ameritrade issued a press release related to the Federal Reserve Order. A copy of the press release is attached as Exhibit 99.1.

The parties now have received all regulatory approvals necessary to complete the Merger. Completion of the Merger remains subject to customary closing conditions. Subject to their satisfaction, the parties currently expect the Merger to be consummated on or about October 6, 2020.

Forward-Looking Statements

This report contains forward-looking statements relating to Schwab’s acquisition of TD Ameritrade, including the expected closing date, that reflect management’s expectations as of the date hereof.  Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.  Important transaction-related factors that may cause such differences include, but are not limited to, the failure of the parties to satisfy the closing conditions in the Merger Agreement in a timely manner or at all. Other important factors are set forth in Schwab’s and TD Ameritrade’s definitive joint proxy statement/prospectus dated May 4, 2020, as supplemented, and Schwab’s and TD Ameritrade’s most recent reports on Form 10-K and Form 10-Q.  Schwab and TD Ameritrade disclaim any obligation and do not intend to update or revise any forward-looking statements.

Item 9.01.      Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are attached hereto:

Exhibit No.	Description of Exhibit
99.1	Press Release, dated September 30, 2020.
104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: September 30, 2020	By:	/s/ Jon C. Peterson
	Name:	Jon C. Peterson
	Title:	Interim Chief Financial Officer